UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Duratek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A MEMORANDUM SENT VIA E-MAIL TO EMPLOYEES OF REGISTRANT REGARDING THE PROPOSED MERGER TRANSACTION.

Text of E-mail to Duratek Employees

Duratek announced today it has agreed to be acquired by EnergySolutions, a newly combined group of companies that is bringing together a broad array of technologies and resources to serve the nuclear industry.  A copy of the news release we distributed this morning to the news media and investors is attached, and you are invited to participate in an employee conference call today at 12:00 EST to hear about this transaction.

EnergySolutions will focus on solving government and nuclear industry customers’ most difficult nuclear materials management and waste disposition challenges.  The combined company will be a leading domestic nuclear service supplier better able to respond to cost pressures on government and industry with innovative solutions.

Since our founding over 20 years ago, Duratek’s core strategy has been to continually expand the range of innovative solutions and services we offer for safe, secure disposition of radioactive waste, to better serve our customers and to drive the company’s growth.  By combining with EnergySolutions, Duratek will take a major step forward in realizing this strategic objective, benefiting our customers and the communities they serve, while rewarding investors for their confidence in the company and providing opportunities for our employees.

I am sure you have many questions about what this transaction means for us.  While we have agreed to be acquired by EnergySolutions, it is likely to take several months for this transaction to close. For that reason, the specifics of how Duratek’s operations will be integrated with EnergySolutions’ operations post-closing remain to be determined.  However, it is important to note that EnergySolutions sought Duratek for its people, values and track record of delivering innovation and results for its customers and partners.  We can expect to be a highly valued and very important part of this newly combined group of companies.

Until the transaction closes, Duratek will continue to operate as a publicly traded company fully independent of EnergySolutions.  We will keep you posted on any significant developments or updates during the pre-closing period.

In the meantime, we need to stay focused on taking care of our customers and partners, keeping our commitments, and providing them with the quality service they expect.  I know we can count on your total support in this regard.

In summary, today marks an exciting step forward for Duratek – the closing of one era, and the opening of a new one.  Your dedication, hard work and commitment to excellence have made this step possible – and will help us achieve even greater levels of success in the months and years ahead.

Important Additional Information and Where to Find It

Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.